Exhibit 99.1

AGREEMENT AND MUTUAL RELEASE

This AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is dated as of March 16, 2012 and made effective as of the Effective Date (as defined herein), by and between KENNETH A. PALADINO (“Paladino”) and TII NETWORK TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Paladino served as an employee and executive officer of the Company from September 2000 through October 2011, most recently as President and Chief Executive Officer of the Company;

WHEREAS, Paladino and the Company are parties to that certain Employment Agreement dated as of April 3, 2008, as amended by that certain Amendment to Employment Agreement to Comply with Internal Revenue Code Section 409A dated as of January 1, 2009 (as amended, the “Employment Agreement”);

WHEREAS, the Employment Agreement was terminated, and Paladino’s employment with the Company was terminated, effective as of October 24, 2011 (the “Termination Date”);

WHEREAS, as a result of Paladino’s termination, Paladino is entitled to certain benefits pursuant to the Employment Agreement and the Company desires to extend certain additional benefits to Paladino in exchange for his resignation as a Director of the Company and his release of any and all claims against the Company other than those arising out of or reserved under this Agreement, as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the Company and Paladino, intending to be legally bound, agree as follows:

1.   Resignation from the Board of Directors.  Paladino hereby resigns from his position as a member of the Board of Directors of the Company, and each committee thereof of which he is a member, effective as of the Effective Date.

2.   Severance.  The parties acknowledge and agree that pursuant to Section 6(C)(2)(d) of the Employment Agreement, Paladino is entitled to receive eighteen (18) months of salary continuation (the “severance payments”) in the aggregate amount of $465,000.  The first severance payment will be made to Paladino by the Company on May 5, 2012 in a lump sum amount equal to $155,000.04 less applicable withholdings (representing the  severance payments that otherwise would have been made during the six (6) month period following the Termination Date but for Section 13(L) of the Employment Agreement).  The balance of the severance payments shall be paid by the Company to Paladino in regular intervals in accordance with the Company’s payroll practices as in effect from time to time (but no less frequently than monthly), subject to Section 6(c) hereof.

3.   Benefits.  Pursuant to Section 6(C)(2)(b) of the Employment Agreement, Paladino shall be entitled to those benefits, if any, required to be extended by applicable law.  The parties acknowledge and agree that (a) Paladino is not entitled to continuation of his group life insurance benefit following the Termination Date and (b) Paladino has declined to convert such life insurance to an individual policy.

4.   Restricted Stock.  The parties acknowledge and agree that as of the Effective Date, Paladino has been awarded a total of 305,000 restricted shares of the Company’s common stock, $0.01 par value per share (the “Restricted Stock”).  As of the Effective Date, all of the unvested shares of Restricted Stock shall become fully vested.  Accordingly, as of the Effective Date, all of the Restricted Stock shall be fully vested and shall be free and clear of any transfer restrictions and/or other conditions. On or before the Effective Date, the Company shall execute and deliver such documents and take such other actions as are necessary or appropriate in order to reflect Paladino’s unrestricted ownership of all of such shares.

5.   Options.  The parties agree and acknowledge that as of the Effective Date, Paladino has been granted stock options for a total of 569,000 shares of the Company’s common stock, all of which options are fully vested, and that Paladino may exercise such options at any time until the earlier of (a) the expiration of the stated term of the option, or (b) October 24, 2012. Schedule A annexed hereto sets forth, with respect to each outstanding option, the number of shares, the exercise price per share and the expiration date.

6.   Restrictive Covenants.  The parties hereby agree as follows:

 a.   Non-Compete.  Paladino covenants and agrees that, for a period of twelve (12) months following the Termination Date (the “Non-Compete Period”), Paladino shall not, directly or indirectly through any Person (as defined in the Employment Agreement), for himself or for others, (i) engage in, acquire an ownership interest in, or manage, operate or control, participate in the ownership, management, operation or control of, or be connected with or have any beneficial interest in, or serve as a director, officer, employee, agent, consultant, partner, investor, or independent contractor for, any Person that engages in any business which is competitive with the Business conducted by the Company within the twelve (12) months preceding the termination of Paladino’s employment.  Notwithstanding the foregoing, it shall not be a violation of this Agreement for Paladino to maintain passive investments in other businesses which, if privately owned, are not a direct or indirect competitor of the Company or, if publicly owned, do not involve Paladino’s owning more than three percent (3%) of the outstanding capital stock or other equity interests of such companies.

 b.   Non-Solicitation.  Paladino covenants and agrees that, for a period of eighteen (18) months following the Termination Date, Paladino shall not, directly or indirectly through any Person, for himself or for others, (i) induce or attempt to induce, or take any action the direct result of which is to cause, any customer, prospective customer, licensee, supplier, vendor, or other business relation of the Company to cease doing business with, or to reduce the level of business then being conducted with, or otherwise interfere with the goodwill enjoyed by, the Company, (ii) excluding the placement of ads in periodicals and other publications of general circulation and hiring of clerical personnel, (x) induce or attempt to induce any Person employed in the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any such employee, or (y) hire any Person who is or was at any time during the previous six (6) months, an employee of the Company

 c.   Cessation of Severance Payments.  If (i) Paladino breaches any of the provisions of Section 6(a) or 6(b) or (ii) during the six-month period following the expiration of the Non-Compete Period, Paladino takes any action that would constitute a breach of Section 6(a) hereof if taken during the Non-Compete Period, then in any such event, Paladino shall not be entitled to any further severance payments from the Company pursuant to this Agreement.

 d.   Reasonableness of Restrictions.  Paladino understands that the foregoing restrictions limit his abilities to compete with the Company’s business, but Paladino nevertheless believes that he has received and will receive sufficient consideration and other benefits pursuant to the terms of this Agreement and the transactions contemplated herein to clearly justify such restrictions.  Paladino has carefully considered the nature and extent of the restrictions contemplated by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment to Paladino.

     7.   Confidential Information.  Paladino acknowledges and agrees that all Confidential Information known or obtained by Paladino, whether before or after the date of this Agreement, is the property of the Company.  Paladino agrees that Paladino will not, at any time, disclose to any unauthorized persons or use for Paladino’s own account or for the benefit of any third party any Confidential Information, whether Paladino has such information in Paladino’s memory or embodied in writing or other physical form, without the Company’s written consent, unless and to the extent that the Confidential Information is required to be disclosed as provided in Section 7(a) hereof or is or becomes generally known to and available for use by the public other than as a result of Paladino’s fault or the fault of any other person known by Paladino to be bound by a duty of confidentiality to the Company.

a.   Permitted Disclosure.  If Paladino is required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative domain or other process) to disclose all or any part of any Confidential Information, Paladino will first provide the Company with prompt notice of such requirement, as well as notice of the terms and circumstances surrounding such requirements, so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement.  If the Company does not seek an appropriate protective order prior to the date on which Paladino is required to make such disclosure, the Company shall be deemed to have waived Executive’s compliance herewith; provided that Paladino may only disclose that portion of such Confidential Information as he is advised by his legal counsel as being required to be disclosed.

b.   Destruction or Return.  Paladino shall, upon request of the Company at any time, return to the Company all writings and materials comprising any part of or containing any of the Confidential Information without retaining any copies, extracts or other reproductions thereof; and, to the extent not returned to the Company, Paladino will certify to the Company any such materials or writings which were destroyed by him.

c.   Definition.  “Confidential Information” means any and all of the following concerning the Company’s business: (i) any and all trade secrets; (ii) data, know-how, processes, inventions, discoveries, concepts, ideas, designs, and methods; (iii) projections, estimates, pricing lists and data, research and development (past, current and planned), market studies, and business plans; (iv) customer lists, current and anticipated customer requirements, and sales information; (v) computer software and programs (including object code and source code), computer database technologies, systems, structures and architectures (and related processes); (vi) policy and procedure manuals or handbooks, tax records, personnel histories and records, information regarding properties and any other confidential information regarding the Company’s business, however documented; and (vii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

    8.   Ownership of Inventions.

a.   Inventions and Related Matters.  Paladino agrees that the Company shall have sole and exclusive ownership rights in any conception, ideas, invention, improvement, or know-how (whether or not patentable) arising out of, resulting from, or derivative of Paladino’s duties and services as an employee of the Company or undertaken within the scope of Paladino’s duties under the Employment Agreement.  Any resulting or derivative rights, including patent, trademark, service mark or other rights, shall be and become the exclusive property of the Company and the Company shall be exclusively entitled to the entire right, title and interest existing with respect hereto.  In furtherance thereof, at the Company’s request, Paladino hereby conveys and assigns to the Company the entire right, title and interest of Paladino, if any, in and to any conceptions, ideas, inventions, improvements, or know-how which arise out of, result from, or are derivative of, Paladino’s duties and services as an employee of the Company or undertaken within the scope of his duties under the Employment Agreement.

b.   Original Works.  Any copyrightable work (including, but not limited to, software code and applications), whether published or unpublished, created by Paladino in connection with or during the performance of his duties or services under the Employment Agreement shall be considered a work made for hire to the fullest extent permitted by law, and all right, title and interest therein, including the worldwide copyrights, shall be the sole and exclusive property of the Company as the employer and party specially commissioning such work.  In the event that any such copyrightable work or portion thereof shall not be legally qualified as a work made for hire, or shall subsequently be so held, Paladino hereby conveys and assigns to the Company the entire right, title and interest in and to such work or portion thereof, including but not limited to the worldwide copyrights, extensions of such copyrights, and renewal copyrights therein, and further including all rights to reproduce the copyrighted work, to prepare derivative works based on the copyrighted work, to distribute copies of the copyrighted work, to display the copyrighted work, and to register the claim of copyright therein and to execute any and all documents with respect thereto.

c.   Assistance.  Paladino (i) agrees to disclose to the Company in writing any matters created or authored by him which are, or are intended to be, the property of the Company pursuant to the provisions of this Section; (ii) hereby conveys and assigns to the Company without additional compensation all of Paladino’s rights, if any, therein; and (iii) agrees to execute and deliver to the Company such applications, assignments and other documents as may reasonably be requested in order to apply for and obtain patents, copyrights, or other registrations with respect thereto.

      9.      Remedies.  Paladino acknowledges that: (i) the Company’s business is, or is expected to be, global in scope; (ii) the Company competes with persons having access to markets and capital superior to that possessed by it; (iii) the restrictive covenants applicable to Paladino will not prevent Paladino from obtaining gainful employment and are reasonable and necessary in order to protect the Company’s business; and (iv) Paladino has consulted with, or been advised by the Company that he should consult with, an independent legal counsel concerning the undertakings of the Paladino set forth in, and the provisions of, this Agreement.  If Executive breaches the covenants set forth or provided for in Sections 6, 7 or 8, the Company, in addition to any other rights and remedies available under the Agreement or otherwise, shall be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 6, 7 or 8, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.

    10.   Termination.  The parties agree that (a) the Employment Agreement was terminated effective as of the Termination Date, with Sections 7, 8 and 9 thereof surviving pursuant to Section 6(F) thereof, and (b) notwithstanding Section 6(F) of the Employment Agreement, Sections 7, 8 and 9 of the Employment Agreement are hereby terminated and shall be of no further force and effect as of the Effective Date.

    11.   Indemnification.  Paladino shall be indemnified and held harmless by the Company from any punitive tax liability or penalty under Section 409A of the Internal Revenue Code of 1986, as amended, as a result of any payments to Paladino by the Company on or prior to December 31, 2011. In addition, the indemnification provisions of Section 13(J) of the Employment Agreement shall continue to apply for the benefit of Paladino after the Termination Date in the same manner and to the same extent as would have been the case if Paladino’s employment with the Company had continued, and the indemnification provisions of the Company’s certificate of incorporation and bylaws shall continue to apply for the benefit of Paladino after the Effective Date as and to the extent provided therein.

    12.   Legal Fees.  The Company shall pay to Fulbright & Jaworski L.L.P. $10,000 for legal fees relating to the negotiation and preparation of this Agreement.

    13.   Mutual Release.

 a.   Paladino Release.  For and in consideration of the mutual covenants and obligations herein contained, Paladino and all of his representatives, agents, successors, assigns, heirs, executors, administrators, consultants, attorneys, and personal representatives (“Paladino Representatives”) hereby release, acquit, and discharge (the “Release”) the Company (including its affiliates) and all of its and their respective officers, directors, partners, members, shareholders, employees, consultants, attorneys, representatives, agents, predecessors, successors and assigns (“Company Representatives”) of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, specialties, bonds, bills, covenants, contracts, agreements, promises, damages, judgments, debts, dues, obligations, liabilities, controversies, costs, expenses, attorneys’ fees, executions, claims, rights and demands whatsoever, whether known or unknown, asserted or unasserted, actual or potential, individual or joint, direct or indirect, fixed or contingent, in law, admiralty or equity, of every kind and nature whatsoever, which Paladino and the Paladino Representatives ever had, now have, or hereafter can, shall, or may have, or claim to have, against the Company and the Company Representatives, for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof, other than the obligations of the Company described in this Agreement, and other than any payments or benefits to which Paladino is entitled under and in accordance with the provisions of any Company employee benefit plan in which he participates or has participated (collectively, the “Paladino Released Claims”).  The Paladino Released Claims include, without limitation, any claims for breach of express or implied contract, breach of implied misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty, actual or constructive fraud, including, without limitation, common law fraud or fraud or manipulation asserted under any statutory theory under any federal or state law and including, without limitation, under any theory of primary, secondary or control person liability, estoppel, defamation, conspiracy, business or economic interference, violation of any federal or state securities law, rule or administrative regulation, violation of public policy and including for attorneys’ or other professional fees; and without limitation, any claims arising pursuant to federal or state common law, the Age Discrimination in Employment Act of 1967, 29 U.S.C., §621, et seq., the Older Workers’ Benefit Protection Act of 1990, §621, et seq., The Civil Rights Act of 1991, as amended, Section 1981 through 1988 of Title 42 of the United States Code, as amended, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000(e), et seq.,  the

Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. §1001, et seq., the Immigration Reform and Control Act, as amended, the Americans With Disabilities Act of 1990, as amended 42 U.S.C. §12101, et seq., the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §2601, et seq., the Consolidated Omnibus Budget Reconciliation Act, the Workers Adjustment and Retraining Notification Act, as amended, 29 U.S.C. §2101, et seq., Sections 1981-1988 of Title 42 of the United States Code the New York State Human Rights Law, N.Y. Exec. Law ''296, et seq., New York State Labor Laws, New York State Wage and Hour Laws, any amendments to the statutes referred to herein.  Paladino represents that he has been advised to consult legal counsel regarding this Release. He further represents that after having had a full opportunity of at least twenty-one (21) days to review and consider the terms and conditions of this Release, and having discussed them with any member of his immediate family, counsel or financial advisor of his own choosing, and having had sufficient time to review and consider this release, he fully understands all of the provisions of this Release and has executed this Agreement freely and voluntarily.  Paladino further understands that after execution of this Agreement, he has the opportunity to revoke this Release within seven (7) days of execution.  If Paladino does not revoke this Release, then the “Effective Date” of this Agreement shall be the date that is seven (7) days from the date this Agreement is executed by both parties.  If Paladino revokes this Release, then this Agreement shall be of no force and effect.

 b.   Company Release.  For and in consideration of the mutual covenants and obligations herein contained, the Company (including its affiliates) and all of the Company Representatives hereby release, acquit, and discharge Paladino and the Paladino Representatives of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, specialties, bonds, bills, covenants, contracts, agreements, promises, damages, judgments, debts, dues, obligations, liabilities, controversies, costs, expenses, attorneys’ fees, executions, claims, rights and demands whatsoever, whether known or unknown, asserted or unasserted, actual or potential, individual or joint, direct or indirect, fixed or contingent, in law, admiralty or equity, of every kind and nature whatsoever, which the Company and the Company Representatives ever had, now have, or hereafter can, shall, or may have, or claim to have, against  Paladino and the Paladino Representatives, for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof, other than those contained in or arising out of this Agreement (collectively, the “Company Released Claims”).  The Company Released Claims include, without limitation, any claims for breach of express or implied contract, breach of implied misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty, actual or constructive fraud, including, without limitation, common law fraud or fraud or manipulation asserted under any statutory theory under any federal or state law and including, without limitation, under any theory of primary, secondary or control person liability, estoppel, defamation, conspiracy, business or economic interference, violation of any federal or state securities law, rule or administrative regulation, violation of public policy and including for attorneys’ or other professional fees.

    14.   Miscellaneous.

 a.   Notices.  Notices and other communications required or permitted by this Agreement shall be deemed delivered if delivered personally (with written confirmation of receipt), or by facsimile (with written confirmation of receipt), or by registered or certified mail (return receipt requested), when received by the addressee if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth in the Employment Agreement (or to such other addresses and facsimile numbers as a party may designate by notice to the other party).

 b.   Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

 c.   Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable for any reason, such provision shall be deemed to be severable, and this Agreement shall otherwise continue in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

 d.   Assignments; Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, including any entity which acquires all or substantially all of the Company’s assets to which the Company’s rights and obligations hereunder are assigned.  This Agreement shall be binding upon and inure to the benefit of the Paladino and his personal representatives, but the obligations undertaken herein by Paladino shall not and may not be transferred or assigned by the Company or Paladino and any purported transfer or assignment thereof shall be null and void ab initio.

 e.   Entire Agreement; Modifications.  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Paladino with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or verbal agreements and understandings between Paladino and the Company relating to such subject matter.  If there is any conflict between this Agreement and the Employment Agreement, the terms of and provisions of this Agreement shall govern.  This Agreement may only be amended by written instrument signed by Paladino and an authorized officer of the Company after receiving such approvals of the Board of Directors of the Company required by the circumstances.

 f.   Waivers.  A discharge of the terms of this Agreement shall not be deemed valid unless by full performance by the parties or unless corroborated by a writing signed by the parties.  A waiver by the Company of any breach by Paladino of any provision or condition provided for in this Agreement to be performed or observed by Paladino shall not be deemed a waiver of any similar or dissimilar provisions or conditions at the same or any prior or subsequent time.  The parties covenant and agree that if a party fails or neglects for any reason to take advantage of any of the terms, remedies or rights provided for in this Agreement or under applicable law, such failure or neglect shall not be deemed a waiver of any such terms, remedies or rights subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or the requirement for performance or observance thereof.  None of the terms, covenants and conditions of this Agreement may be waived by a party except in a writing signed by such party.

 g.   Waiver of Jury Trial; Jurisdiction.  THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.  THE PARTIES HERETO EACH HEREBY SUBMIT TO AND ACCEPT THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NASSAU OR SUFFOLK COUNTY, STATE OF NEW YORK, FOR THE RESOLUTION OF ALL DISPUTES ARISING IN CONNECTION WITH THIS AGREEMENT.

 h.   Counterparts.  This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument.  Facsimile signature pages shall have the same legal effect as original signatures.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement and Mutual Release as of the date first written above.

TII NETWORK TECHNOLOGIES, INC.

By:	/s/ Brian J. Kelley
Name: Brian J. Kelley
Title: President, CEO

/s/ Kenneth A. Paladino
Kenneth A. Paladino

SCHEDULE A

OPTIONS

# Shares	Exercise Price	Expiration Date
50,000	$0.41	April 30, 2012
80,000	$0.31	August 29, 2012
39,000	$1.49	October 24, 2012
150,000	$1.50	October 24, 2012
106,182	$2.98	October 24, 2012
143,817	$2.98	October 24, 2012